                                                                    EXHIBIT 10.1

                                                                           DRAFT
                                                                October 12, 1999

                                    FORM OF
                        NET OVERRIDING ROYALTY CONVEYANCE
                          APPALACHIAN NATURAL GAS TRUST

STATE OF                )
        -----------     )
                        )      KNOW ALL MEN BY THESE PRESENTS:
COUNTIES OF             )
           --------

         THAT EASTERN STATES OIL & GAS, INC., a Delaware corporation ("Assignor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Assignor paid by Bank One Texas, N.A., a bank organized under the laws of the United States, acting not in its individual corporate capacity but solely as trustee under that certain Trust Indenture establishing the Appalachian Natural Gas Trust dated as of September 1, 1999, ("Assignee"), the receipt and sufficiency of which are hereby acknowledged, has bargained, sold, granted, conveyed, transferred, assigned, set over and delivered, and by these presents does bargain, sell, grant convey, transfer, assign, set over and deliver unto Assignee a net overriding royalty interest (the "Royalty Interest") in and to the Subject Hydrocarbons in and under, and if, as and when produced, saved and sold from, the Subject Lands during the term of the Subject Interests equal to the Net Proceeds attributable to the Subject Interests, as each of the above capitalized words is defined in
Article I hereof and all as more fully provided herein.

         TO HAVE AND TO HOLD the Royalty Interest, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns, subject, however, to the terms and provisions of this Conveyance; and Assignor does by these presents bind and obligate itself its successors and assigns, to WARRANT and FOREVER defend all and singular the Royalty Interest unto the said Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise.

                                    ARTICLE I

                                   DEFINITIONS

         As used herein, the following words, terms or phrases have the following meanings:

         "Accounting Procedure" means the Accounting Procedure attached hereto as Exhibit C.

         "Affiliate" means, as to the party specified, any Person controlling, controlled by or under common control with such party, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. The Trust shall not be deemed an Affiliate of Assignor.


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         "Aggregate Gross Proceeds" means, for each Computation Period, an amount equal to the sum of (a) 80% of Existing Well Gross Proceeds for such Computation Period, plus (b) 10% of New Well Gross Proceeds for such Computation Period.

         "Aggregate Deductible Costs" means, for each Computation Period, an amount equal to the sum of (a) 80% of Existing Well Deductible Costs for such Computation Period, plus (b) 10% of New Well Deductible Costs for such Computation Period, plus (c) Excess Aggregate Deductible Costs for the preceding Computation Period (including any remaining Excess Aggregate Deductible Costs carried forward from any preceding Computation Period), plus (d) interest on the amount of Excess Aggregate Deductible Costs existing at the end of the preceding Computation Period, calculated from the last day of the preceding Computation Period to the last day of the Computation Period for which Aggregate Deductible Costs are being determined, at the Prime Interest Rate in effect at the beginning of such Computation Period.

         "Assignor" means the Assignor named herein while Assignor owns all or any part of or interest in the Subject Interests and any other Person or Persons (excluding Assignee) who hereafter may acquire all or any part of or interest in the Subject Interests.

         "Assignee" means the Assignee named herein (and any successor Trustee under the Trust Indenture) while it owns all or any part of or interest in the Royalty Interest and any other Person or Persons who may acquire legal title to all or any part of or interest in the Royalty Interest.

         "Coal Bed Methane" means methane gas normally produced from coal beds or any related, associated or adjacent rock materials, including gas produced from previously mined areas.

         "Computation Period" means (i) initially, the period commencing on the Effective Date and ending on September 30, 1999, and (ii) each calendar quarter thereafter.

         "Conveyance" means this Net Overriding Royalty Conveyance.

         "Designated Wells" means the oil and gas wells described on Exhibit A-1 attached hereto.

         "Designated Excluded Wells" means the oil and gas wells described on Exhibit B-1 attached hereto.

         "Devonian Shale" means the organic-rich, gas-bearing predominately shale and silt sequence of Upper Devonian age deposited strata in which its base is coincident with the top of the stratigraphically older Onondaga Limestone of the Devonian Erian series.

         "Drilling Overhead Fee" shall mean the fee charged by Assignor in accordance with Article IV of the Accounting Procedure.

         "Effective Date" means 8:00 o'clock A.M., local time in effect at the location of each Subject Interest, on September 1, 1999.


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         "Excess Aggregate Deductible Costs" means, for each Computation Period, an amount equal to the excess, if any, of Aggregate Deductible Costs for such Computation Period over Aggregate Gross Proceeds for such Computation Period.

         "Excluded Interests" means (a) the Designated Excluded Wells, together with each kind and character of right, title and interest which Assignor owns in or under the lands situated within a circle around such Designated Excluded Well having a radius of 1,000 feet and the center of which is the wellbore of such Designated Excluded Well, whether such right, title and interest of Assignor be a mineral leasehold interest, royalty interest, overriding interest, fee mineral interest, fee interest, surface interest or other type of interest or estate,
(b) each geological formation or horizon underlying the Subject Lands that contains Coal Bed Methane, (c) any interest of Assignor that is not specifically described in the Conveyance or that is expressly excluded from the definition of Subject Interests and/or Subject Lands, and (d) the interests of third Persons in any of the Subject Leases or Subject Lands arising under the farmout agreements and other similar agreements described on Exhibit B-2 attached hereto whether such interests have been previously earned and/or assigned or such interests are earned by, and/or assigned to, such Person in the future.

         "Excluded Wells" means (a) the Designated Excluded Wells, and (b) any other oil and gas well to the extent (i) such well is completed in and producing from the lands and depths that are part of the Excluded Interests or (ii) the production therefrom is otherwise attributable to the Excluded Interests.

         "Existing Well Deductible Costs" means, for each Computation Period, an amount equal to that portion of Deductible Costs for such Computation Period attributable to the Existing Wells, the Subject Hydrocarbons produced therefrom, or the Subject Interests attributable thereto.

         "Existing Well Gross Proceeds" means, for each Computation Period, an amount equal to that portion of Gross Proceeds for such Computation Period attributable to Subject Hydrocarbons produced from the Existing Wells.

         "Existing Wells" means (a) the Designated Wells, to the extent such Designated Wells are drilled and completed in a geological formation or horizon at or above the base of the Devonian Shale, (b) the Designated Wells, to the extent such Designated Wells are redrilled or deepened to, and/or recompleted in, a geological formation or horizon at or above the base of the Devonian Shale, and (c) any well in which Assignor owns an interest that is located on the Subject Lands within 1,000 feet of the wellbore of a Designated Well and for which initial drilling operations are commenced on or after the Effective Date, to the extent such well is drilled and completed in a geological formation or horizon at or above the base of the Devonian Shale; provided, however, that "Existing Wells" shall not include any Excluded Well.

         "Hydrocarbons" means oil, gas and all other minerals produced in association with oil or gas (including, but not limited to, helium, sulphur, nitrogen and carbon dioxide), but excluding all other minerals, whether similar or dissimilar.


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         "MMBtu" means one million British thermal units.

         "Net Proceeds" means, for each Computation Period, the excess of Aggregate Gross Proceeds for such Computation Period over Aggregate Deductible Costs for such Computation Period.

         "New Well Deductible Costs" means, for each Computation Period, an amount equal to that portion of Deductible Costs for such Computation Period attributable to the New Wells, the Subject Hydrocarbons produced therefrom or the Subject Interests attributable thereto.

         "New Well Gross Proceeds" means, for each Computation Period, an amount equal to that portion of Gross Proceeds for such Computation Period attributable to Subject Hydrocarbons produced from the New Wells.

         "New Wells" means (a) all oil and gas wells in which Assignor owns an interest that are located on the Subject Lands and for which initial drilling operations are commenced on or after the Effective Date (except wells described in clause (c) of the definition of Existing Wells) and (b) the Designated Wells to the extent such wells are drilled or deepened to, or completed in, a geological formation or horizon below the base of the Devonian Shale; provided, that "New Wells" shall not include any Excluded Well.

         "Non-Affiliate" means, as to the party specified, any Person who is not an Affiliate of such party.

         "NYMEX Price" means ________________________.

         "Overhead Rate" shall mean the fee charged by Assignor in accordance with Article IV of the Accounting Procedure.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, trust, estate or other entity, organization or association.

         "Prime Interest Rate" means the variable rate of interest most recently announced by [Bank One Texas, N.A.] (or its successor) as its "prime rate."

         "Producing Well Fixed Fee" shall mean the fee charged by Assignor in accordance with Article IV of the Accounting Procedures.

         "Quarterly Payment Date" means, for each Computation Period, the close of business on the 25th day of the third calendar month following the end of such Computation Period which is not a Saturday, Sunday or other day on which national banking institutions in the City of Fort Worth, Texas are closed as authorized or required by law, then the Quarterly Payment Date shall be the next business day following such closure.


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         "Sale" and "Sold" mean all forms of dispositions of Subject
Hydrocarbons for value, including exchanges and other dispositions for value.

         "Sales Contracts" means all contracts and agreements for the sale of Subject Hydrocarbons.

         "Subject Hydrocarbons" means all Hydrocarbons in and under, and which may be produced, saved and Sold from, and which shall accrue and be attributable to, the Subject Interests, other than Coal Bed Methane.

         "Subject Interests" means, subject to the exclusions stated below, each kind and character of right, title and interest which Assignor owns on the Effective Date in or under the Subject Leases, and all the right, title and interest which Assignor owns on the Effective Date in and to the Subject Lands, whether such right, title or interest be under and by virtue of a lease, a unitization or pooling agreement or order, an operating agreement, a farmout agreement, a division order, a transfer order or any other type of agreement, conveyance, assignment or instrument or under any other type of claim or title, legal or equitable, recorded or unrecorded even though Assignor's interests be incorrectly or incompletely described in, or a description thereof be omitted from, Exhibit A, all as the same shall be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances to which any of the same are subject and any and all renewals and extensions of any of the same, but subject to all burdens to which Assignor's right, title or interest is subject (while same remains so subject), limited, however, if Assignor's interest in any Subject Interest should terminate at any time, to the period to which Assignor's interest in such Subject Interest is limited. There shall be excluded from the term "Subject Interests" (a) all Excluded Interests, and (b) any interest hereafter acquired by Assignor in and to any of the Subject Lands, except any interest acquired pursuant to existing agreements for no new consideration and renewals or extensions of existing Subject Leases. For purposes of this Conveyance "renewals or extensions" of any Subject Lease shall be limited to renewals or extensions of an existing Subject Lease obtained by the present owner thereof (or such owner's successors in interest) while such Subject Lease is in force or within six months after such Subject Lease terminates. Assignor shall be under no duty to seek renewals or extensions of any Subject Lease.

         "Subject Lands" means, subject to the exclusions below, the lands which are described in and which are covered by the Subject Leases, provided that, (a) there shall be excluded from the term "Subject Lands" all lands and depths that are part of the Excluded Interests and (b) where the description in Exhibit A excepts land or refers to an instrument insofar only as it covers certain land or certain depths in certain land, no interest in such excepted land or depths or in land other than to which such reference is limited shall be included in the terms "Subject Lands" or "Subject Interests".

         "Subject Leases" means each oil and gas lease, oil, gas and mineral lease, oil and gas sublease, mineral deed, royalty deed, assignment, deed, pooling agreement, unitization agreement or other document of title described on Exhibit A attached hereto.


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         "Tax Accrual" means, for each Computation Period, an amount that may be set aside by Assignor as an accrual to be applied against Taxes other than those that are deducted or excluded from Gross Proceeds, which accruals shall be adjusted to the extent actual Taxes paid differ.

         "Taxes" means the sum of all general property (ad valorem), production, severance, sales, gathering and excise taxes and other taxes (whether state, federal or otherwise), except income taxes, assessed or levied on or in connection with the Subject Interests, the Royalty Interest or the production therefrom or equipment on the Subject Lands, or against Assignor as owner of the Subject Interests or Assignee as owner of the Royalty Interest.

         "Trust" means the Appalachian Natural Gas Trust established by the Trust Indenture.

         "Trust Indenture" means the Trust Indenture by and between Eastern States Oil & Gas, Inc. and Band One Texas, N.A. and Bank One Delaware, Inc. dated as of September 1, 1999, establishing the Appalachian Natural Gas Trust, a Delaware business trust.

                                   ARTICLE II

                        DEDUCTIBLE COSTS; GROSS PROCEEDS

         SECTION 2.01. Deductible Costs. As used herein the term "Deductible Costs" means, for each Computation Period, to the extent not excluded for purposes of calculating Gross Proceeds, whether capital or non-capital in nature,

         (a)  the sum of the following (without duplication):

         (i) all amounts paid by Assignor or any Affiliate of Assignor for any of the following:

              (A) royalty, overriding royalty or other presently existing burdens against production or the proceeds of Sale of production attributable to the Subject Interests; and

              (B) delay rentals, shut-in gas well royalty or payments, and minimum royalty payments; and

              (C) payments to lessors or others in the area in connection with the drilling or deferring of drilling of any well on any of the Subject Lands or lands in the vicinity thereof (including dry and bottom hole payments and payments made to others for refraining from drilling an offset well) or in connection with any adjustment of any well and leasehold equipment upon unitization of any of the Subject Interests; and

              (D) rent and other consideration paid for use of or damage to the surface;

         (ii) the Tax Accrual and other taxes or fees, to any governmental authority paid by Assignor in connection with the recording or filing of the Conveyance; and


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         (iii) with respect to any Subject Interests (whether Assignor or any
Affiliate of Assignor is the operator of such Subject Interest and whether such Subject Interest is subject to a joint operating agreement) the Drilling Overhead Fee, the applicable Producing Well Fixed Fee, and Overhead Rate, all as subject to adjustment as set forth in the Accounting Procedure and proportionate reduction as set forth in Section 2.03 hereof; and

         (iv) the direct charges set forth in Article II of the Accounting Procedure, the gathering and compression fees and charges set forth in Article III of the Accounting Procedure; and

         (v) all other costs, expenses and liabilities paid or incurred by Assignor or any Affiliate of Assignor for investigating, exploring, prospecting, drilling and mining for, operating and producing Subject Hydrocarbons and the Sale and marketing thereof including, without limitation, the following:

              (A) costs and expenses for acquisition, processing and interpretation of geological, geophysical and engineering data; and

              (B) costs for drilling, equipping, plugging back, reworking, completing, recompleting and plugging and abandoning any well on the Subject Lands and making the Subject Hydrocarbons ready or available for market; and

              (C) costs for construction and operation of gathering lines, tanks, transmission lines, meters and other production and delivery facilities; and

              (D) costs, whether paid in cash or by a share of Subject Hydrocarbons, of transporting, gathering, compressing, dehydrating, processing, separating, treating, storing and marketing the Subject Hydrocarbons and disposing of extraneous substances produced in association with Subject Hydrocarbons; and

              (E) costs for secondary recovery, pressure maintenance, repressuring, cycling and other operations conducted for the purpose of enhancing production; and

              (F) costs or expenses (whether paid in cash or by delivery of gas) incurred in resolving overproduced gas imbalances attributable to the Subject Interests as of the Effective Date and thereafter; and

              (G) costs for litigation concerning title to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assignor to protect the Subject Interests; and

              (H) costs for litigation or regulatory proceedings concerning title to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assignor to protect the Subject Interests or to protect or enforce any rights, contractual or otherwise, of Assignor to produce or market Subject Hydrocarbons therefrom;


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         (vi) any amounts paid by Assignor or any Affiliate of Assignor whether as refund, interest or penalty, to a purchaser or any governmental agency or other Person because the amount initially received by Assignor (or Affiliate of Assignor) as sales price for Sales after the Effective Date was more or allegedly more than permitted by the term of any applicable contact, statute, regulation, order, decree or other obligation; provided such amount (in the case of a refund), or the amounts with respect to which the interest or penalty was paid, were previously included in Gross Proceeds;

         (vii) any other amounts paid by Assignor or any Affiliate of Assignor with respect to ownership or operation of the Subject Interests after the Effective Date or Sales of production therefrom after the Effective Date, whether as refund, fine, damages, interest or penalty pursuant to litigation or settlement of threatened litigation by any third Person or governmental agency, provided that Assignor has not breached Section 7.01 hereof;

         (viii) all consideration hereafter paid and costs and expenses hereafter incurred by Assignor or any Affiliate of Assignor for any renewals or extensions of Leases or other rights acquired after the Effective Date which are included in the definition herein of Subject Interests; and

         (ix) any prepayment which Assignor or any Affiliate of Assignor may, at its election, charge to Deductible Costs for services, materials, supplies, equipment or other cost or expense related to the Subject Interests which are reasonably expected to be incurred no later than 180 days following the Computation Period in which such prepayment is included as a Deductible Cost, and which prepayment is in lieu of charging the cost or expense when actually incurred by Assignor (or Affiliate of Assignor); provided, however, that such amounts shall be adjusted if and to the extent actual cost or expenses differ from such prepayment and shall be credited against future Deductible Costs to the extent the actual cost or expense for which such prepayment was made is not actually incurred by Assignor (or Affiliate or Assignor) within 180 days following the Computation Period in which such prepayment is included as a Deductible Cost;

         (x) any accrual or reserve which Assignor or any Affiliate of Assignor shall have the right, at its election, to charge to Deductible Costs for operations budgeted under an operating agreement or approved under an authorization for expenditures ("AFE"), which accrual or reserve may be based on the reasonably expected time of performing such operation or on an estimated percentage of completion of the operation or on any other reasonable method, and which accrual is in lieu of charging the cost of such operation when paid for by Assignor (or Affiliate of Assignor) but which shall be adjusted if and to the extent actual costs differ from such accrual or reserve;

         (b)  but excluding

         (i) the overhead costs paid by Assignor under any joint operating agreement applicable to any of the Subject Interests where Assignor or any Affiliate of Assignor is not the operator of such Subject Interest; and


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


         (ii) costs which would otherwise be treated as Deductible Costs (but which shall not be so treated for purposes hereof until the following amounts have been fully credited against such costs) equal to amounts reimbursed or credited to Assignor by insurance from damage to property, by sales of property or transfers of property off the leases included in the Subject Interests or by proceeds from unitization or other disposition of property; and

         (iii) except for resolution of gas imbalances which are included in subclause (a)(v)(F) of this Section 2.01, any amounts that otherwise would be Deductible Costs but which are attributable to periods before the Effective Date; and

         (iv) any amount that otherwise would be treated as a Deductible Cost but which is attributable to claims or causes of action against Assignor arising out of operations or other activities on the Subject Lands or related to the Subject Interests occurring prior to the Effective Date, including litigation costs and settlement costs with respect to such claims or causes of action; and

         (v) costs that otherwise would be treated as Deductible Costs but which have already been excluded or deducted from Gross Proceeds; and

         (vi) costs incurred by any Affiliate of Assignor for which such Affiliate has received a fee, reimbursement or other payment from Assignor, where such payment by Assignor constitutes a Deductible Cost.

         SECTION 2.02. Allocation of Deductible Costs. To the extent operating expenses or other Deductible Costs relate to operations for both an Existing Well and a New Well, such Deductible Costs shall be allocated to Existing Well Deductible Costs and New Well Deductible Costs in the proportion such operations apply to the Existing Well and the New Well, as determined by Assignor in its reasonable discretion.

         SECTION 2.03 Proportionate Reduction of Certain Deductible Costs. If Assignor owns less than 100% working interest in any Existing Well or New Well, the Drilling Overhead Fee, the applicable Producing Well Fixed Fee and Overhead Rate chargeable as Deductible Costs under Section 2.01(a)(iii) shall be proportionately reduced with respect to such well. For example, if Assignor owns a 50% working interest in such well, then only 50% of the Drilling Overhead Fee, the applicable Producing Well Fixed Fee and Overhead Rate for such well shall be included as Deductible Costs.

         SECTION 2.04. Gross Proceeds. As used herein, the term "Gross Proceeds" means, for each Computation Period, the proceeds received by Assignor from the Sale of Subject Hydrocarbons produced and Sold during such Computation Period (whether such proceeds are received during or after such Computation Period), plus or minus any amount representing adjustments or corrections made in such Computation Period to Gross Proceeds for any prior Computation Period to the extent such adjustment or correction results from prior estimations or inaccuracies in the calculation of Gross Proceeds, but in all instances subject to the following:


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         (a) There shall be excluded from Gross Proceeds all Taxes that are deducted or excluded from proceeds of Sale received by Assignor.

         (b) There shall be excluded from Gross Proceeds any amount for Subject Hydrocarbons attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which Assignor shall be a nonconsenting party and which is dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract for development or other instrument providing for such nonconsent operations. Assignor agrees that its election not to participate in such operations shall be made in conformity with the provisions of Section 7.01 of this Conveyance, but third persons shall not be under any duty to determine that such election so conformed.

         (c) There shall be excluded from Gross Proceeds any amount which Assignor shall receive as any of the following:

             (i) consideration for transfer or sale of any of the Subject Interests (subject to the Royalty Interest) or equipment, gathering lines, pipelines or other personal property or fixtures on the Subject Lands; and

             (ii) payments for gas not taken, when such payments are made (but to the extent such payments are allocated to gas taken in the future such payments shall be included without interest in Gross Proceeds when such gas is taken); and

             (iii) damages arising from any cause other than drainage or reservoir injury; and

             (iv) rental for reservoir use; and

             (v) payments made to Assignor in connection with the drilling of any well on any of the Subject Lands or lands in the vicinity thereof (such exclusion including dry and bottom hole payments, provided that if such well is drilled on the Subject Lands and Assignor incurs Deductible Costs in connection therewith such payments shall reduce Deductible Costs); and

             (vi) payments made to Assignor in connection with any adjustment of any well and leasehold equipment upon unitization of any of the Subject Interests; and

             (vii) payments made to Assignor in connection with the shutting-in of any well on any of the Subject Lands; and

             (viii) proceeds received from the Sale of Subject Hydrocarbons that are produced prior to the Effective Date.

         (d) There shall be excluded from Gross Proceeds any amount for Subject Hydrocarbons lost in the production (including volumes vented into the atmosphere as a result of operations), treating, gathering, compressing or marketing thereof (including line loss) or used by Assignor in


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


conformity with ordinary or prudent practices for drilling, production and plant operations (including gas injection, secondary recovery, pressure maintenance, repressuring, cycling operations, compressor or plant fuel or shrinkage) conducted for the purpose of drilling for, producing or processing Subject Hydrocarbons or for operations on any unit or plant to which the Subject Interests are committed, but only so long as such Subject Hydrocarbons are so used.

         (e) Amounts received as a loan by Assignor from a purchaser of Subject Hydrocarbons, whether with or without interest, shall not be considered to be derived from the Sale of Subject Hydrocarbons or included as Gross Proceeds.

         (f) Advance or prepaid payments for future production of Subject Hydrocarbons received by Assignor shall be included in Gross Proceeds when received to the extent not subject to repayment in the event of insufficient subsequent product (and to the extent so subject to repayment shall be included without interest in Gross Proceeds when the Subject Hydrocarbons on which such payment was so advanced or prepaid are actually produced).

         (g) Cash payments received by Assignor in respect of any lease or farmout entered into by Assignor with respect to the Subject Interests as contemplated under Section 7.04 hereof shall be included in Gross Proceeds when such payment is received by Assignor.

         (h) If a controversy or possible controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract or otherwise) between Assignor and any purchaser as to the correct sales price of any Subject Hydrocarbons or, for any other reason, as to Assignor's right to receive or collect the proceeds of Sale of any Subject Hydrocarbons, then

             (i) amounts withheld by the purchaser or deposited by it with an escrow agent shall be excluded from Gross Proceeds until the Computation Period in which such amounts are actually collected by Assignor, but the amounts then so included in Gross Proceeds shall include any interest, penalty or other amount paid to Assignor in respect thereof,

             (ii) amounts received by Assignor and promptly deposited by it with an escrow agent shall be excluded from Gross Proceeds, but all amounts thereafter paid to Assignor by such escrow agent shall be included in Gross Proceeds in the Computation Period in which such amounts are paid to Assignor; and

             (iii) amounts received by Assignor and not deposited with an escrow agent shall be included in Gross Proceeds for the applicable Computation Period.

         (i) Gross Proceeds for each month during the calendar year of 2000 shall be subject to adjustment in the manner provided for in Section 2.05.

         SECTION 2.05. Adjustments to Gross Proceeds. If the NYMEX Price for natural gas sales settled in any month during 2000 is less than $2.50 per MMBtu, then the Gross Proceeds for such month shall be increased by an amount equal to the product of (a) $2.50 minus such NYMEX Price for that month multiplied by (b) that portion of the Subject Hydrocarbons produced and Sold during


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


such month that is natural gas (such portion to be expressed and measured in MMBtu's). If the NYMEX Price for natural gas sales settled in any month during 2000 is greater than $2.90 per MMBtu, then the Gross Proceeds for such month shall be reduced by an amount equal to the product of (y) the NYMEX Price for that month minus $2.90 multiplied by (z) that portion of the Subject Hydrocarbons produced and Sold during such month that is natural gas (such portion to be expressed and measured in MMBtu's). The foregoing adjustments to Gross Proceeds shall be made only for Subject Hydrocarbons produced and Sold during the calendar year of 2000.

                                   ARTICLE III

                        MARKETING OF SUBJECT HYDROCARBONS

         SECTION 3.01. Sales Contracts. Assignor, to the extent it has the right to do so, shall market or cause to be marketed the Subject Hydrocarbons and Assignee shall have no authority to market the Subject Hydrocarbons or to take in-kind any Subject Hydrocarbons. For such purpose, Sales of Subject Hydrocarbons may continue to be made pursuant to existing Sales Contracts. Assignor may amend such existing Sales Contracts and may enter into one or more Sales Contracts in the future at the prices and on the terms Assignor shall deem proper in Assignor's sole and absolute discretion, which may include sales to Affiliates of Assignor. Further, Assignor may commit any of the Subject Interests (including the Royalty Interest attributable thereto) to one or more agreements for processing pursuant to which, by way of example and not by way of limitation, the plant owner or operator (which may be an Affiliate of Assignor) receives a portion of the Subject Hydrocarbons or plant products derived therefrom or proceeds of the Sale thereof as a fee for processing. Subject to
Section 2.05, Gross Proceeds of Subject Hydrocarbons shall be determined on the basis of amounts actually received by Assignor (and not proceeds received by any of Assignor's Affiliates) from Sales under Sales Contracts regardless of whether at the time of production or Sale market value should be different from proceeds of Sale. In no event shall Gross Proceeds or Deductible Costs include any revenues, expenses, gains or losses resulting from option transactions, swaps, collars, floors, caps or other futures or hedging transactions which, if engaged in by Assignor or any of its Affiliates in respect of Subject Hydrocarbons, shall be solely for the account of Assignor or such Affiliate.

         SECTION 3.02. Delivery of Subject Hydrocarbons. All Subject Hydrocarbons Sold by Assignor shall be delivered by Assignor to the purchasers thereof into the pipelines to which the wells producing such Subject Hydrocarbons may be connected or to such other point of purchase as is reasonably required in the marketing of such Subject Hydrocarbons.

         SECTION 3.03. Reliance by Third Party. As to any party, the acts of Assignor with respect to the Sale of Subject Hydrocarbons shall be binding on Assignee. It shall not be necessary for Assignee to join with Assignor in any division or transfer order, or Sales Contract, and proceeds of Sale of the Subject Hydrocarbons shall be paid by the purchasers thereof (or others disbursing proceeds) directly to Assignor without necessity of joinder by or consent of Assignee.

                                   ARTICLE IV

                                    PAYMENTS

         SECTION 4.01. Payments. On or before each Quarterly Payment Date, beginning with the Quarterly Payment Date for the Computation Period ending September 30, 1999, Assignor shall pay to Assignee in respect of the Royalty Interest an amount equal to the Net Proceeds for the immediately preceding Computation Period. Gross Proceeds shall not include any interest on proceeds received by Assignor prior to the payment dates provided for in this Section 4.01.

         SECTION 4.02. Interest on Past Due Payments. Except as otherwise provided in Section 10.05 hereof, any amount not paid by Assignor to Assignee when due shall bear, and Assignor will pay, interest determined at the end of each month, from such due date until such amount is paid, at the rate of the lesser of (a) the Prime Interest Rate and (b) the maximum lawful contract rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (the "Maximum Rate") shall change when and as said laws change, effective at the close of business on the day such change in said laws becomes effective; but, if there shall be no Maximum Rate, then the rate shall be specified in the foregoing clause (a).

         SECTION 4.03. Overpayment. If at any time Assignor pays Assignee more than the amount due, Assignee shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable to Assignee for any subsequent period or periods shall be reduced by such overpayment plus an amount equal to interest during the period of such overpayment at the rate of the lesser of (a) the Prime Interest Rate and (b) the Maximum Rate; but if there shall be no Maximum Rate, then the rate shall be as specified in the foregoing clause (a).

                                    ARTICLE V

                               RECORDS AND REPORTS

         SECTION 5.01. Books and Records. Assignor shall at all times maintain true and correct books and records sufficient to determine the amounts payable to Assignee hereunder, including, but not limited to, a Net Proceeds account to which Aggregate Gross Proceeds and Aggregate Deductible Costs are credited and charged.

         SECTION 5.02. Inspections. The books and records referred to in Section
5.01 shall be open for inspection by Assignee and its agents and representatives at the office of Assignor during normal business hours and after reasonable advance notice.

         SECTION 5.03. Quarterly Statements. Within 90 days after the close of each Computation Period, Assignor shall deliver to Assignee a statement showing the computation of Net Proceeds attributable to such Computation Period.

         SECTION 5.04. Annual Audits and Reports. Within 120 days after the end of each calendar year, Assignor shall deliver to Assignee a statement which has been audited by a nationally recognized firm of independent public accountants selected by Assignor, which shall show the information provided for in Section 5.03 on an annual basis. Assignee shall bear the cost of each such audit.

         SECTION 5.05. Assignee's Exceptions to Quarterly Statements. If Assignee objects to any items or matters included in the quarterly or audited annual statements provided by Assignor, Assignee shall notify Assignor in writing setting forth in such notice the specific items and matters to which Assignee objects and, with respect to the objections that are justified, adjustment shall be made. With respect to each audited annual statement delivered by Assignor under Section 5.04, if Assignee shall fail to give Assignor written notice of any objection to such audited annual statement (or the quarterly statements provided by Assignor for such year) within 90 days after such annual audited statement is delivered to Assignee, then all the statements for such calendar year shall be deemed to be correct for all purposes.

         SECTION 5.06. Geological and Other Data. Upon request by Assignee, Assignor shall, subject to the limitations of confidentiality or nondisclosure obligations to co-owners or other third parties, furnish to Assignee access to all geological, well and production data which Assignor has on hand relating to operations on the Subject Interests. Assignor shall make such data available for review by Assignee during Assignor's normal business hours at its principal place of business. Assignor will use reasonable efforts to obtain waivers of any such confidentiality or nondisclosure obligations that prevent it from providing to Assignee any requested information, but Assignor shall not be obligated to incur any expense or detriment above a nominal amount to obtain such waiver. Assignor shall also furnish to Assignee, upon request by Assignee, reports showing the status of development, producing and other operations conducted by Assignor on the Subject Interests. Assignor shall, upon request by Assignee, furnish to Assignee all reserve reports or studies in the possession of Assignor from time to time relating to the Subject Interests, whether prepared by Assignor or by third party consulting engineers; provided, it is agreed that Assignor makes no representations or warranties as to the accuracy or completeness of any such reports or studies and shall have no liability to Assignee or any other Person resulting from their use of such reports or studies, and Assignee agrees not to attribute to Assignor or such third-party consulting engineers any such reports or studies or the contents thereof in any securities filings or reports to owners or holders of "Beneficial Interests" in the Trust. All information furnished to Assignee pursuant to this section is confidential and for the sole benefit of Assignee and shall not be shown by Assignee to any other Person, except that this provision shall not prohibit the disclosure by Assignee of any information that (i) at the time of disclosure is generally available to the public (other than as a result of a disclosure by Assignee), (ii) was available to Assignee on a nonconfidential basis from a source other than Assignor, provided that such source is not known by Assignee to be bound by a confidentiality obligation owed to Assignor, or (iii) Assignee is legally required to disclose, provided that Assignee has given to Assignor notice of such requirement and a reasonable opportunity to seek at Assignor's expense, a protective order and other appropriate relief from such requirement.

         SECTION 5.07. Reserve Reports. Assignor may, but is not obligated to, provide an annual reserve report for the Royalty Interest prepared by independent consulting reservoir engineers. If such reserve report is provided by Assignor, Assignee will reimburse Assignor for the cost thereof.

                                   ARTICLE VI

                              LIABILITY OF ASSIGNEE

         In no event shall Assignee be liable or responsible in any way for any Deductible Costs (including Aggregate Excess Deductible Costs) or other costs or liabilities incurred by Assignor or others attributable to the Subject Interests or to the Subject Hydrocarbons produced therefrom.

                                   ARTICLE VII

                         OPERATION OF SUBJECT INTERESTS

         SECTION 7.01. Reasonably Prudent Operator Standard. Assignor agrees, to the extent it has the legal right to do so under the terms of any lease, operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof), that it will conduct and carry on the maintenance and operation of the Subject Interests in accordance with good oil and gas field practices as would a reasonably prudent operator under the same or similar circumstances in order to protect the Subject Interests from drainage. However, nothing contained in this Section 7.01 shall be deemed to prevent or restrict Assignor from electing not to participate in any operation which is to be conducted under the terms of any operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof) and allowing consenting parties to conduct nonconsent operations thereon, if such election is made by Assignor in accordance with the reasonably prudent operator standard set forth in this Section 7.01. NOTWITHSTANDING ANYTHING ELSEWHERE HEREIN TO THE CONTRARY, ASSIGNOR SHALL NEVER BE LIABLE TO ASSIGNEE OR THE TRUST FOR THE MANNER IN WHICH ASSIGNOR PERFORMS ITS OBLIGATIONS AND DUTIES HEREUNDER SO LONG AS ASSIGNOR HAS ACTED IN ACCORDANCE WITH THE REASONABLY PRUDENT OPERATOR STANDARD SET FORTH IN THIS SECTION 7.01. ASSIGNOR EXPRESSLY DISCLAIMS ANY FIDUCIARY DUTY OR FIDUCIARY OBLIGATION IN FAVOR OF ASSIGNEE OR THE TRUST.

         SECTION 7.02. Abandonment of Properties. Nothing herein contained shall obligate Assignor to continue to operate any well or to operate or maintain in force or attempt to maintain in force any of the Subject Interests when, in Assignor's opinion, such well or Subject Interest ceases to produce or is not capable of producing Hydrocarbons in paying quantities. The expiration of a Subject Interest in accordance with the terms and conditions applicable thereto shall not be considered to be a voluntary surrender or abandonment thereof

         SECTION 7.03. Insurance. Although Assignor is permitted to carry policies of insurance covering the property upon the Subject Interests and risks incident to the operation thereof and to include premiums therefor as Deductible Costs, Assignor shall not be required to carry insurance on such property or covering any of such risks unless it elects to do so. In no event shall Assignor be liable to Assignee on account of any losses sustained which are not covered by insurance.

         SECTION 7.04. Certain Rights to Manage the Subject Interests. Notwithstanding anything in this Conveyance to the contrary, Assignor shall have the right and power, acting in good faith and as a reasonably prudent oil and gas operator, to execute, deliver, and perform operating agreements, oil and gas leases, farmout agreements, exploration agreements, participation agreements, drilling agreements, acreage contribution agreements, dry-hole agreements, bottom-hole agreements, and other similar instruments and agreements that cover or affect the Subject Interests and to make all decisions or elections required thereunder, including, but not limited to, decisions to consent or non-consent to drilling and other operations. The applicable Royalty Interest shall in each case be bound by such instrument or agreement (and decisions or elections thereunder), without the necessity of any execution, consent, joinder, or ratification by Assignee, and the Royalty Interest shall thereafter be calculated and paid with respect to the interests reserved, obtained, or modified by Assignor in such transaction, not by reference to the Subject Interests that existed before such transaction. For example, but not by way of limitation, (a) Assignor may farm out any Subject Interest that is an oil and gas lease, and the Subject Interest therein shall subsequently be the overriding royalty interest, reversionary working interest, and/or other rights and interests reserved by Assignor in the farmout, not the original leasehold interest, or (b) Assignor may execute an oil and gas lease to cover any Subject Interest that is a mineral interest, and the Subject Interest shall subsequently be the royalty and other lease benefits obtained or reserved by Assignor in such lease, not the original mineral interest.

                                  ARTICLE VIII

                             POOLING AND UNITIZATION

         SECTION 8.01. Pooled Subject Interests. To the extent any of the Subject Interests have been heretofore pooled and unitized for the production of Hydrocarbons, such Subject Interests are and shall be subject to the terms and provisions of such pooling and unitization agreements, and the Royalty Interest in each such Subject Interest shall apply to and affect only the production from such units which accrues to such Subject Interest under and by virtue of the applicable pooling and unitization agreements.

         SECTION 8.02. Right to Pool and Unitize. Assignor shall have the exclusive right and power (as between Assignor and Assignee), exercisable only during the period provided in Section 8.03 hereof, to pool or unitize any of the Subject Interests and to alter, change or amend or terminate any pooling or unitization agreements heretofore or hereafter entered into, as to all or any part of the Subject Lands, as to any one or more of the formations or horizons thereunder, and as to any one or more Hydrocarbons, upon such terms and provisions as Assignor shall in its sole and absolute discretion determine, including, without limitation, the pooling of any of the Subject Lands with any of the Excluded Interests. If and whenever through the exercise of such right and power, or pursuant to any law hereafter enacted or any rule, regulation or order of any governmental body or official hereafter promulgated, any of the Subject Interests are pooled or unitized in any manner, the Royalty Interest insofar as it affects such Subject Interest shall also be pooled and unitized, and in any such event such Royalty Interest in such Subject Interest shall apply to and affect only the production which accrues to such Subject Interest under and by virtue of the pooling and unitization, and it shall not be necessary for Assignee to agree to, consent to, ratify, confirm or adopt any exercise of such right and power by Assignor.

         SECTION 8.03. Applicable Period. Assignor's power and rights in Section
8.02 shall be exercisable only during the period of the life of the last survivor of the descendants of the signers of the Declaration of Independence living on the date of execution hereof, plus twenty-one (21) years after the death of such last survivor, or the term of this Conveyance, whichever period shall first expire.

                                   ARTICLE IX

                              GOVERNMENT REGULATION

         All obligations of Assignor hereunder shall be subject to all present and future valid federal, state and local laws, statutes, codes and orders; and all applicable rules, orders, regulations and decisions of every court, governmental agency, body or authority having jurisdiction over the Hydrocarbons in and under and that may be produced from the Subject Interests. Assignor's obligations are specifically, but not by way of limitation, subject, to the extent in effect, to all applicable provisions of the Emergency Petroleum Allocation Act of 1973, the Department of Energy Organization Act, the Natural Gas Act, the Natural Gas Policy Act of 1978, the Natural Gas Wellhead Decontrol Act of 1989 and each other statute purporting to provide regulation of the Sale of Hydrocarbons or establishing maximum prices at which the same may be Sold and all applicable laws, orders, rules and regulations thereunder of the Federal Energy Regulatory Commission, the Department of Energy and each other legislative or governmental body, agency, board or commission having jurisdiction. If maximum rates permitted under such statutes, rules and regulations for the Subject Hydrocarbons are lower than prices established in Sales Contracts, then the lower regulated prices received by Assignor shall control. Assignor shall be entitled to use its reasonable discretion in making filings, for itself and on behalf of Assignee, with the Federal Energy Regulatory Commission, the Department of Energy or any other governmental body, agency, board or commission having jurisdiction, affecting the price or prices at which Subject Hydrocarbons may be Sold, and with purchasers of production, operators or others with respect to any excise tax.

                                    ARTICLE X

                                   ASSIGNMENTS

         SECTION 10.01. Assignment by Assignor. Assignor shall have the right to assign, sell, transfer, convey, mortgage or pledge the Subject Interests, or any part thereof, subject to the Royalty Interest and the term and provisions of this Conveyance. From and after the effective date of any such assignment, sale, transfer or conveyance by Assignor, the assignee thereunder shall succeed to all the requirements upon and responsibilities of Assignor hereunder, as to the interests in the Subject Interests so acquired by such assignee, and, from and after the such effective date, Assignor shall be relieved of such requirements and responsibilities, excepting only those accrued or due for performance prior to such effective date.

         SECTION 10.02. Partial Assignment. If Assignor assigns its interest under the Subject Interests as to some of such Subject Interests or as to some part thereof, then, effective as of the date of such assignment, in determining the Royalty Interest payable with respect to production from such assigned Subject Interests or parts thereof, the Aggregate Gross Proceeds, Aggregate Deductible Costs and Net Proceeds attributable to such assigned interests will be computed and determined by the assignee of such assigned interests in the aggregate as to the assigned interests owned by such assignee, but separate from and not aggregated with the computation and determination made by Assignor as to Subject Interests that have not been assigned by Assignor.

         SECTION 10.03. Assignment by Assignee. Assignee has the right to assign the Royalty Interest in whole or in part only as authorized by the Trust Indenture. However, no such assignment will affect the method of computing Net Proceeds, and if more than one Person becomes entitled to participate in the Royalty Interest, Assignor may withhold from such other Person payments to which such Person would otherwise be entitled hereunder and the furnishing of any data or information which Assignor is required by the terms hereof to furnish Assignee until Assignor is furnished a recordable instrument executed by or binding upon all Persons interested in the Royalty Interest designating one Person who is to receive such payments, data and information. In making conveyances or assignments of any of the Subject Interests (to the extent permitted hereunder), Assignee need not vest in its grantee or assignee all of the rights of Assignee hereunder with respect to the interest in the Subject Interests so conveyed or assigned.

         SECTION 10.04. Certain Sales of Subject Interests. Subject to the limitations set forth in Section ______ of the Trust Indenture, Assignor may cause the sale of certain Subject Interests, including the appurtenant Royalty Interest from time to time and Assignee will join in such sales as provided in the Trust Indenture. The proceeds of any such sale shall be apportioned and paid as provided in the Trust Indenture, but the purchasers of such Subject Interests (inclusive of the appurtenant Royalty Interest) may pay the full amount of the purchase price therefor to Assignor and shall have no responsibility to see to the proper allocation thereof between Assignor and Assignee.

         SECTION 10.05. Change in Ownership. No change of ownership or right to receive payment of the Royalty Interest, or of any part thereof, however accomplished, shall be binding upon Assignor until notice thereof shall have been furnished by the Person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of sale or assignment shall consist of a certified copy of the recorded instrument accomplishing the same; notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of certified copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice accompanied by such documentation shall have been furnished Assignor as above provided, the payment or tender of all sums payable on the Royalty Interest may be made in the manner provided herein precisely as if no such change in interest or ownership or right to receive payment had occurred, or (at Assignor's election) Assignor shall have the right to suspend payment of such sums without interest in the event of such change until such documentation is furnished. The kind of notice herein provided shall be exclusive, and no other kind, whether actual or constructive, shall be binding on Assignor.

         SECTION 10.06. Rights of Mortgagee or Trustee. If Assignee shall at any time execute a mortgage or deed of trust covering all or part of the Royalty Interest, the mortgagee(s) or trustee(s) therein named or the holder of any obligation secured thereby shall be entitled, to the extent such mortgage or deed of trust so provides, to exercise all the rights, remedies, powers and privileges conferred upon Assignee by the terms of this Conveyance and to give or withhold all consents required to be obtained hereunder by Assignee, but the provisions of this Section 10.06 shall in no way be deemed or construed to impose upon Assignor any obligation or liability undertaken by Assignee under such mortgage or deed of trust or under the obligation secured thereby.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01. Proportionate Reduction. In the event of failure or deficiency in title to any of the Subject Interests, the portion of the production from such Subject Interest out of which the Royalty Interest attributable to such Subject Interest shall be payable shall be reduced in the same proportion that such Subject Interest is reduced.

         SECTION 11.02. Exercise of Preferential Rights by Third Parties. Notwithstanding Section 11.01, if any Person claims that this Conveyance gives rise to a preferential right of such Person to acquire any portion of the Royalty Interest (or any of the Subject Interests), then Assignor shall indemnify Assignee and the trustee of the Trust against any liability, expense, damage or loss in regard to such claim and the provisions of Section _____ of the Trust Indenture shall apply with respect to such indemnity obligation. If such claim results in the acquisition of any portion of the Royalty Interest by the Person claiming the preferential right then, subject to the proviso below, Assignor shall pay to Assignee the amount determined by multiplying (i) the product of [_____________] multiplied by the initial public offering price of the Trust's units of beneficial interest by (ii) a fraction, the numerator of which is the value of the portion of the Royalty Interest acquired by the Person claiming the preferential right, as determined by reference to the standardized measure contained in the most recent Reserve Report (as defined in the Trust Indenture) of the Trust and the denominator of which is the value of all the Royalty Interest as determined by reference to the standardized measure contained in such Reserve Report; provided, however, that if the Person claiming such preferential right makes any payment to the Trust in connection with the acquisition of a portion of the Royalty Interest then the amount of such payment shall be credited against Assignor's payment obligation set forth above, but not to create a negative number.

         SECTION 11.03. Assignor's Option to Repurchase Certain Royalty Interests. Notwithstanding Section 11.01, if (a) any Subject Interest is subject to consent to assign or similar provision in favor of a third Person under a Subject Lease or other document or agreement pertaining to such Subject Interest, (b) the conveyance of the portion of the Royalty Interest attributable to such Subject Interest requires such consent, (c) the failure to obtain such consent would render Assignor's title to such Subject Interest or the conveyance of the portion of the Royalty Interest attributable thereto void or voidable, and (d) such consent is not obtained by Assignor within six months after the Effective Date, then Assignor may elect to repurchase the portion of the Royalty Interest attributable to such Subject Interest and any such repurchase shall be exclusive of the amounts contained in Section ___ of the Trust Indenture. As consideration for such repurchase, Assignor shall pay to Assignee the amount determined by multiplying (i) the product of [__________] multiplied by the initial public offering price of the trust's units of beneficial interest by
(ii) a fraction, the numerator of which is the value of the portion of the royalty Interest repurchased as determined by reference to the standardized measure contained in the most recent Reserve Report (as defined in the Trust Indenture) of the Trust and the denominator of which is the value of all the Royalty Interest as determined by reference to the standardized measure contained in such Reserve Report. Simultaneously with such repurchase, Assignee shall reassign the portion of the Royalty Interest repurchased by Assignor under a recordable form of assignment reasonably acceptable to Assignor and Assignee.

         SECTION 11.04. Further Assurances. Should any additional instruments of assignment and conveyance be required to describe more specifically any interests subject hereto, Assignor agrees to execute and deliver the same. Also, if any other or additional instruments are required in connection with the transfer of State, Federal or Indian lease interests in order to comply with applicable laws, regulations or agreements, Assignor will execute and deliver the same.

         SECTION 11.05. Notices. All notices, statements, payments and communications between the parties hereto shall be deemed to have been sufficiently given and delivered if sent by first class United States mail, postage prepaid, overnight courier, or if personally delivered, to the party to whom the same is directed or to be furnished or made at the respective addresses, as follows:

         IF TO ASSIGNOR:

         Eastern States Oil & Gas, Inc.
         2800 Eisenhower Avenue
         Alexandria, Virginia 22314

         Attention:
                   -------------------

         IF TO ASSIGNEE:

         Bank One Texas, N.A.
         500 Throckmorton, Suite 201
         Fort Worth, Texas 76102

         Attention:  Corporate Trust Department
                     Appalachian Natural Gas Trust

Either party or the successors or assignees of the interest or rights or obligations of either party hereunder may change its address or designate a new or different address or addresses for the purposes hereof by a similar notice given or directed to all parties interested hereunder at the time.

         SECTION 11.06. Binding Effect. This Conveyance shall bind and inure to the benefit of the successors and assigns of Assignor and Assignee.

         SECTION 11.07. Governing Law. The validity, effect and construction of this Conveyance shall be governed by the laws of the state of _______________.

         SECTION 11.08. Headings. Article and Section headings used in this Conveyance are for convenience only and shall not affect the construction of this Conveyance.

         SECTION 11.09. Substitution of Warranty. This instrument is made with full substitution and subrogation of Assignee in and to all covenants of warranty by others heretofore given or made with respect to the Subject Interests or any part thereof or interest therein.

         SECTION 11.10. Nature of Interest. It is the express intention of Assignor and Assignee that the Royalty Interest is, and shall be construed for all purposes as, a present, fully-vested and absolute conveyance of an interest in property.

         SECTION 11.11. Counterpart Execution. This Conveyance may be executed in multiple counterparts, each of which shall be an original. Certain counterparts may have descriptions relating to different recording jurisdictions omitted from Exhibit A. A counterpart with all such descriptions is being filed for record in _________ County, ____________. Where a description covers an interest located in more than one county, such description may be included in counterparts recorded in each county but such inclusion of the same description in more than one counterpart does not have any cumulative effect as to the interests covered by such description.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Conveyance to be executed in its name and behalf and delivered as of the Effective Date.

                            EASTERN STATES OIL & GAS, INC.



                            By:
                               -------------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                  ----------------------------------------------




                                                     acting not in its
                            -----------------------
                            individual capacity but solely as the Trustee of the Appalachian Natural Gas Trust



                            By:
                               -------------------------------------------------
                            Name:
                                  ----------------------------------------------
                            Title:
                                  ----------------------------------------------

STATE OF                )
        -----------     )
                        )
COUNTY OF               )
           --------

         This instrument was acknowledged before me on this ______ day of _____________, 1999, by ___________, _____________________ of Eastern States Oil
& Gas, Inc., on behalf of said corporation.


Commission Expires:                         ------------------------------------
                                            Notary Public, State of
                                                                   -------------
------------------------------
Notary Public State of Texas



STATE OF                )
        -----------     )
                        )
COUNTY OF               )
           --------

         This instrument was acknowledged before me on this ______ day of _____________, 1999, by ___________, _____________________ of ________________,
Trustee of the Appalachian Natural Gas Trust, on behalf of said Bank as Trustee of the Appalachian Natural Gas Trust.


Commission Expires:                         ------------------------------------
                                            Notary Public, State of
                                                                   -------------
------------------------------

                                    EXHIBIT A

                                 SUBJECT LEASES



With respect to the Conveyance for each of Kentucky and West Virginia this Exhibit A will include a description of each "Subject Lease" (as defined in the Conveyance) in which ESOG owns an interest in such state other than:


         o Subject Leases with title, consent or pref. right problems
         o Subject Leases that have been farmed out entirely
         o Subject Leases that pertain exclusively to the Rome Exploration Area in Kentucky



                               Exhibit A Page 1

                                   EXHIBIT A-1

                                DESIGNATED WELLS


With respect to the Conveyance for each of Kentucky and West Virginia this Exhibit A-1 will include a description of each of the 2471 "Designated Wells" situated in such state.



                               Exhibit A-1 Page 1

                                   EXHIBIT B-1

                                 EXCLUDED WELLS

With respect to the Conveyance for each of Kentucky and West Virginia this Exhibit B will include a description of each of the "Excluded Wells" situated on the "Subject Leases" in such state, the Excluded Wells include:

         o Section 29 Wells
         o Wells drilled in the last [21] months
         o low volume Wells
         o non operated Wells
         o Wells with title, consent or pref. Right problem



                               Exhibit B-1 Page 1



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                                   EXHIBIT B-2

                               FARMOUT AGREEMENTS







                               Exhibit B-2 Page 1

                                    EXHIBIT C

Attached to and made a part of that certain Net Overriding Royalty Conveyance (Appalachian Natural Gas Trust) dated effective September 1, 1999 (the "Conveyance")

                              ACCOUNTING PROCEDURE

                              I. GENERAL PROVISIONS

1.  DEFINITIONS

    "G and C Fees" shall mean the gathering and compression fees charged by the Assignor in accordance with Article III. "Personal Expenses" shall mean travel and other reasonable reimbursable expenses. "Material" shall mean personal property, equipment or supplies acquired or held for use for the benefit of the Subject Interests. All other capitalized terms shall have the meanings set forth in the Conveyance.

2.  APPLICATION OF AGREEMENT

    This Accounting Procedure will apply whether or not Assignor or any Affiliate of Assignor is the operator of the applicable Subject Interests.

3.  CONFLICTS

    In the event there exists any conflict between the terms of this Accounting Procedure or any Accounting Procedure that applies to the Subject Interests and the Conveyance to which it is attached, the Conveyance will control.

                               II. DIRECT CHARGES

Assignor shall charge the following items as Deductible Costs, which are not included in the overhead fees and rates described in Article IV:

1.  ENVIRONMENTAL

    Costs incurred in connection with the ownership or operation of the Subject Interests as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Subject Interests and other costs and expenses to comply with applicable laws related to health, safety or the environment. Such costs may include pollution control procedures as required by applicable laws and regulations or other remedial measures necessary for the protection of the environment, and any costs related to employees of Assignor performing any environmental work involving the Subject Interests.

                                Exhibit C Page 1

2.  BONUSES, RENTALS AND ROYALTIES

    Lease bonuses, rentals and royalties paid by Assignor attributable to the Subject Interests.

3.  MATERIAL

    Material purchased, rented or furnished by Assignor in connection with drilling, reworking, recompletion (including "behind pipe" completions), and abandonment of wells on the Subject Lands. Only such Material shall be purchased for or transferred to the Subject Lands as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. Surplus stocks of Material may be accumulated.

4.  TRANSPORTATION

    Transportation and/or storage of Material necessary for operations pertaining to the Subject Interests.

5.  SERVICES

    The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 8 of Article II. The cost of professional consultant services and contract services of technical personnel not an employee of Assignor and directly engaged in connection with the Subject Interests.

6.  EQUIPMENT AND FACILITIES

    A. Assignor shall charge as a Deductible Cost for use of equipment and facilities owned by Assignor or any of its Affiliates at rates commensurate with costs of ownership and operation including, but not limited to, meters, compressors, dehydration units, tanks and pipelines. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and return on gross investment less accumulated depreciation not to exceed twenty-five percent (25%) per annum.

    B. This Paragraph 6 shall not affect any current charges made by Assignor related to G and C Fees or related charges by an Affiliate of Assignor.


                                Exhibit C Page 2

7.  DAMAGES AND LOSSES TO JOINT PROPERTY

    All costs or expenses necessary for the repair or replacement of equipment, Material, fixtures or other property used or held for use in connection with the Subject Interests made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Assignor's gross negligence or willful misconduct.

8.  LEGAL EXPENSE

    Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Conveyance or necessary to protect or recover the Subject Interests, and the costs and expenses incurred in connection with hearings and other matters before governmental bodies and agencies and costs and expenses incurred in curing title to the Subject Interests. Costs incurred by Assignor in procuring abstracts and fees paid to outside attorneys for title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be included as a Deductible Cost. Assignor shall make no charge for services rendered by its staff attorneys or other employed personnel in the performance of the above functions.

9.  TAXES

    All taxes of every kind and nature assessed or levied upon or in connection with the Subject Interests, the operation thereof, or the production therefrom, and which taxes have been paid by the Assignor for the benefit of the Assignor or Assignee. Assignor may make a Tax Accrual, as defined in the Conveyance.

10. PLUGGING, ABANDONMENT AND RECLAMATION

    Costs incurred for abandonment and reclamation relating to the Subject Interests, including costs required by governmental or other regulatory authority.

11. OTHER EXPENDITURES

    Any other expenditure not covered or dealt with in the foregoing provisions of this Article II, or Article III, or Article IV and which is of direct benefit to the Subject Interests and is incurred by the Assignor in the necessary and proper conduct of operations pertaining to the Subject Interests. The failure to list certain direct charges under this Article II shall not prohibit the inclusion of such amounts as Deductible Costs to the extent provided for under Section 2.01 of the Conveyance.


                                Exhibit C Page 3

                       III. GATHERING AND COMPRESSION FEES

As compensation for gathering and compression charges, Assignor shall charge as a Deductible Cost for all costs and expenses related to the measurement, gathering, compression, processing and dehydration of Subject Hydrocarbons attributable to the Subject Interests, including, but not limited to, the cost of equipment, an overhead and handling charge, a return on gross investment less accumulated depreciation not to exceed twenty-five percent (25%), repairs, supplies, fuel (including line loss and unaccounted-for gas), Materials, rental fees, taxes, rights-of-way and other acquisition costs, personnel costs (including Personal Expenses and employee benefits), and depreciation on investment. The G&C Fees shall be adjusted annually as of the first day of April each year beginning on April 1, 2001 and applied to production beginning on April 1st of each calendar year. The adjustment shall be computed by Assignor by calculating its actual gathering and compression costs together with a return on gross investment less accumulated depreciation, as described in this Article III, for the preceding calendar year.

                                  IV. OVERHEAD

1. DRILLING OVERHEAD FEE AND PRODUCING OPERATIONS

         A. As compensation for administrative, supervision, and office services, Assignor shall charge drilling and producing operations on a Fixed Rate Basis in accordance with Article IV.1.C. Such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those costs and expenses related to G and C Fees, as more fully described under Article III, or those directly chargeable in connection with the Subject Interests under Article
              II. The cost and expense of services from outside sources (including consultants) in connection with matters of taxation, geological, engineering, land, accounting or matters before or involving governmental agencies shall not be considered as included in the overhead rates, described in Article IV.1.C.

         B. The Personal Expenses in connection with the provision of professional consultant services and contract services of technical personnel directly employed on the Joint Property shall not be covered by the overhead rates, described in Article IV.1.C.

         C.   Overhead - Fixed Rate Basis

         1. Assignor shall charge as a Deductible Cost the following rates and fees per well:

              (a) Drilling Overhead Fee: $36,000 per well for all wells drilled on or attributable to the Subject Interests for which drilling is commenced on or after the Effective Date and all wells that are deepened to another zone or horizon on or after the Effective Date.


                                Exhibit C Page 4

              (b) Producing Well Fixed Fees:

                  (i) Producing Well Fixed Fee: $170 per well per month for wells completed at or above a subsurface depth of 7,000 feet and producing five (5) or more mcfe per day, measured on an annualized basis for the preceding calendar year, determined on the first day of January of each year; provided, that if such well was not producing during such preceding calendar year then measured on a monthly basis for the preceding month, or

                  (ii) Producing Well Fixed Fee: $70 per well per month for wells completed at or above a subsurface depth of 7,000 feet and producing less than five (5) mcfe per day, measured on an annualized basis for the preceding calendar year; provided, that if such well was not producing during such preceding calendar year then measured on a monthly basis for the preceding month, or

                  (iii) Deep Producing Well Fixed Fee: $300 per well per month for wells completed below a depth of 7,000 feet.

              (c) Overhead Rate: $65 per well per month for fixed overhead costs, in addition to the Drilling Overhead Fee and the Producing Well Fixed Fee described above.

         2. Application of Overhead - Fixed Rate Basis shall be as follows:

              (a) Drilling Overhead Fee

                  (i) Drilling Overhead Fee shall be charged for each well that is drilled on or attributable to the Subject Lands, whether such well is suspended, completed or abandoned.

                  (ii) Drilling Overhead Fee shall be charged for each well located on or attributable to the Subject Interests that is deepened to another zone or horizon, whether such deepening operation results in additional production.

              (b) Producing Well Fixed Fees and Overhead Rates

                  (i) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

                  (ii) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a


                                Exhibit C Page 5
                        one-well charge for each such completion. Each active completion in a multi-completed well in which production is commingled down hole shall be considered as a one-well charge for the entire well.

                  (iii) The applicable Producing Well Fixed Fee and Overhead
                        Rate shall apply to all shut in wells, temporarily abandoned wells and other inactive wells that have not been plugged and abandoned.

                  (iv) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on a well. This one-well charge shall be made whether or not the well has produced.

                  (v) If a multicompleted well in which production is commingled down hole is completed both above and below 7,000 feet, the Deep Producing Well Fixed Fee shall be charged with respect to such well rather than either of Producing Well Fixed Fees described in Article IV.1.C.1.(b)(i) or Article IV.1.C.1.(b)(ii) above.

         3. The Drilling Overhead Fee, Producing Well Fixed Fee, and the Overhead Rate shall be adjusted annually as of the first day of April each year beginning on April 1, 2001. The adjustment shall be computed by multiplying the rate indicated by the Percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar Year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.



                                Exhibit C Page 6